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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-20037 and 33-68128) and in the Prospectuses on Form S-3 included therein of Moore Medical Corp. of our report dated April 14, 1997, appearing on page 12 of this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectuses.

Price Waterhouse LLP

Hartford, Connecticut
April 14, 1997

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